UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

Discovery, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8403 Colesville Road Silver Spring, Maryland		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 21, 2019, Discovery Communications, LLC (“DCL”), a wholly-owned subsidiary of Discovery, Inc. (“Discovery”), completed its registered offering of $750 million aggregate principal amount of its 4.125% Senior Notes due 2029 (the “2029 Notes”) and $750 million aggregate principal amount of its 5.300% Senior Notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Notes”). The offering of the Notes was made pursuant to DCL’s shelf registration statement on Form S-3 (File No. 333-231160) filed with the Securities and Exchange Commission on May 1, 2019 (the “Registration Statement”).

The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of May 16, 2019, among DCL, Discovery, Scripps Networks Interactive, Inc. (“Scripps”), a wholly-owned subsidiary of Discovery, and Barclays Capital Inc. and J.P. Morgan Securities LLC, as the representatives of the several underwriters named therein.

The Notes were issued pursuant to an indenture, dated as of August 19, 2009, among DCL, Discovery and U.S. Bank National Association, as trustee (the “base indenture”), as supplemented by a seventeenth supplemental indenture, dated as of May 21, 2019, among DCL, Discovery, Scripps and U.S. Bank National Association, as trustee. The base indenture and the seventeenth supplemental indenture contain certain covenants, events of default and other customary provisions.

The 2029 Notes bear interest at a rate of 4.125% per year and will mature on May 15, 2029. The 2049 Notes bear interest at a rate of 5.300% per year and will mature on May 15, 2049. Interest on each of the 2029 Notes and the 2049 Notes is payable on May 15 and November 15 of each year, beginning on November 15, 2019.

Prior to February 15, 2029, DCL may, at its option, redeem some or all of the 2029 Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after February 15, 2029, DCL may redeem the 2029 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption. Prior to November 15, 2048, DCL may, at its option, redeem some or all of the 2049 Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after November 15, 2048, DCL may redeem the 2049 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2049 Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

The Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery and Scripps.

DCL expects that the net proceeds from the sale of the Notes will be approximately $1.481 billion after deducting the underwriting discounts and its estimated expenses related to the offering. DCL intends to use the net proceeds from the offering to fund the redemption of approximately $1,266 million aggregate principal amount of its outstanding 2.750% Senior Notes due November 2019 (the “2019 DCL Notes”) on June 5, 2019 and its 5.050% Senior Notes due June 2020 (the “2020 Notes”) on June 20, 2019, as well as Scripps’ outstanding 2.750% Senior Notes due November 2019 (the “2019 Scripps Notes”) on June 17, 2019 and to pay accrued and unpaid interest, premiums, fees and expenses in connection with those redemptions. DCL intends to use any remaining proceeds from the sale of the Notes after the redemptions for general corporate purposes, which may include without limitation, the acquisition of other companies or businesses, repayment and refinancing of debt, working capital, capital expenditures and the repurchase by Discovery of its capital stock.

Description of Notes, Base Indenture and Supplemental Indenture

The foregoing descriptions of the Notes, the base indenture and the seventeenth supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The base indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on August 19, 2009, was included as Exhibit 4.9 to the Registration Statement, and the seventeenth supplemental indenture, which is filed as Exhibit 4.1 hereto, is incorporated by reference into the Registration Statement.

Opinions regarding the legality of the Notes and the guarantees thereof are incorporated by reference into the Registration Statement and are filed as Exhibits 5.1 and 5.2 hereto, and consents relating to the incorporation of such opinions are incorporated by reference into the Registration Statement and are filed as Exhibits 23.1 and 23.2 hereto by reference to their inclusion within Exhibits 5.1 and 5.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 16, 2019, among Discovery Communications, LLC, Discovery, Inc., Scripps Networks Interactive, Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC.

4.1	Seventeenth Supplemental Indenture, dated as of May 21, 2019, among Discovery Communications, LLC, Discovery, Inc., Scripps Networks Interactive, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2	Opinion of Ice Miller LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1)

23.2	Consent of Ice Miller LLP (contained in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2019	DISCOVERY, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer